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                                                                    Exhibit 99.1

                             BGF Industries, Inc.
                    Reconciliation of Net Income to EBITDA
                            (Dollars in Thousands)

                                                  Fiscal Year Ended December 31,
                                  ----------------------------------------------------------------
                                        2000         1999         1998         1997        1996
                                  ----------------------------------------------------------------
Net income                            $ 8,380      $ 3,739      $15,317      $21,730     $24,030
Depreciation and amortization           8,584        8,206        7,399        6,759       6,085
Interest                               14,168       15,817        4,517        2,355       1,993
Taxes                                   5,632        2,272        9,854       13,652      15,996
Extraordinary loss                         --        1,668           --           --          --
                                  --------------------------------------------------------------
EBITDA                                $36,764      $31,702      $37,087      $44,496     $48,104
                                      =======      =======      =======      =======     =======